Exhibit 99.1

News for Immediate Release

Contact:

Lee Jacobson

Investor Relations

First Marblehead

800 Boylston Street, 34th FL

Boston, MA 02199

617.638.2065

First Marblehead Announces Second Quarter Fiscal 2010 Financial Results

BOSTON, MA, January 29, 2010 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the second quarter of fiscal 2010 and for the six-month period ended December 31, 2009.

Total revenues for the second quarter of fiscal 2010 were $10.1 million.  Total non-interest expenses for the second quarter of fiscal 2010 were $31.2 million, including a $10.7 million unrealized loss on education loans held for sale, as compared to $59.1 million in total non-interest expenses for the second quarter of fiscal 2009, including a $29.3 million unrealized loss on education loans held for sale.  For the second quarter of fiscal 2010, compensation and benefits expenses decreased $2.1 million, or 20%, and general and administrative expenses decreased $7.2 million, or 37%, compared to the same quarter in the prior fiscal year, largely as a result of the company’s expense reduction initiatives.

For the second quarter of fiscal 2010, the company recorded a net loss of $11.7 million, or $0.12 per share, compared to a net loss of

$93.4 million, or $0.94 per share, for the same period in the prior fiscal year.

Total revenues for the six-month period ended December 31, 2009 were $23.6 million.  The net loss for the six-month period was $105.8 million, or $1.07 per share, an improvement over the net loss of $186.3 million, or $1.88 per share, for the same period in the prior fiscal year.

The company ended the quarter with $449.0 million in cash, cash equivalents and short-term investments.  Net operating cash usage was approximately $11.5 million for the quarter ended December 31, 2009, down from approximately $14.7 million for the quarter ended September 30, 2009.  (See below under the heading “Use of Non-GAAP Financial Measures”).  Net operating cash usage was $26.2 million for the six months ended December 31, 2009, a 25% improvement over the same period in the prior fiscal year.

About The First Marblehead Corporation — First Marblehead helps meet the growing demand for private education loans by offering national and regional financial institutions and educational institutions an integrated suite of design, implementation and capital markets services for student loan programs.  For more information, go to www.firstmarblehead.com.  First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans.  Please see www.SmartBorrowing.org.

Statements in this press release, including the financial tables, regarding First Marblehead’s future financial and operating results and liquidity as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based upon our historical performance, the historical performance of the securitization trusts that we have facilitated (the “Trusts”) and on our plans, estimates and expectations as of January 29, 2010.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates or expectations contemplated by us will be achieved.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operational results, including the performance of the Trusts and resulting cash flows, facilitated loan volumes or financing-related revenues, or the timing of events, to be materially different than those expressed or implied by forward-looking statements.  Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram loan product and fee-based service offerings, including our success in providing them to former, current and prospective clients; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; any investigation, audit, claim, action or suit relating to the transfer of the trust certificate of NC Residuals Owners Trust or the asset services agreement between the purchaser and the company, including any such proceeding initiated by the Internal Revenue Service relating to any tax refund previously received;  the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used to estimate the fair value of additional structural advisory fees, asset servicing fees, residuals receivables and loans held for sale; our compliance with banking regulations and directives, including regulatory capital requirements and the terms of our supervisory agreement with the Office of Thrift Supervision (OTS) and the cease and desist order issued by the OTS to our subsidiary, Union Federal Savings Bank; and the other factors set forth under the caption “Part II - Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 6, 2009.  Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variance between our performance assumptions and the actual performance of the Trusts or loans held for sale; economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on loan portfolios held for sale or held by the Trusts, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; capital market receptivity to securities backed by private student loans; developments in the bankruptcy proceedings of The Education Resources Institute, Inc., including the terms of any plan of reorganization and the outcome of the challenges to the enforceability of security interests of the Trusts, which could adversely affect the Trusts’ rights to future recoveries on certain defaulted loans; and interest rate trends.  We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

-financial tables to follow-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended December 31, 2009 and 2008

(Unaudited)

(dollars and shares in thousands, except per share amounts)

	Three months ended		Six months ended
	December 31,		December 31,
	2009	2008	2009	2008
Service revenues:
Additional structural advisory fees-trust updates	$278	$(29,513)	$641	$(47,403)
Asset servicing fees:
Fee income	1,777	—	3,879	—
Fee updates	203	—	363	—
Total asset servicing fees	1,980	—	4,242	—
Residuals-trust updates	1,453	(69,082)	2,277	(149,238)
Administrative and other fees	4,932	5,026	10,529	11,030

Total service revenues	8,643	(93,569)	17,689	(185,611)

Net interest income	1,501	7,474	5,941	14,612

Total revenues	10,144	(86,095)	23,630	(170,999)

Non-interest expenses:
Compensation and benefits	8,206	10,295	16,343	25,552
General and administrative expenses	12,355	19,540	30,494	43,987
Unrealized loss on education loans held for sale	10,688	29,303	134,614	50,530
Total non-interest expenses	31,249	59,138	181,451	120,069

Loss before income taxes	(21,105)	(145,233)	(157,821)	(291,068)

Income tax benefit	(9,386)	(51,846)	(52,036)	(104,785)

Net loss	$(11,719)	$(93,387)	$(105,785)	$(186,283)

Net loss per share:
Basic	$(0.12)	$(0.94)	$(1.07)	$(1.88)
Diluted	(0.12)	(0.94)	(1.07)	(1.88)
Weighted average shares outstanding:
Basic	99,247	99,116	99,224	99,040
Diluted	99,247	99,116	99,224	99,040

-more-

The First Marblehead Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 31, 2009 and June 30, 2009

(Unaudited)

(dollars in thousands)

	December 31, 2009	June 30, 2009
Assets
Cash and cash equivalents	$399,016	$158,770
Federal funds sold	162	14,326
Short-term investments, at cost	50,000	—
Investments held for sale	6,784	8,450
Education loans held for sale	99,089	350,960
Service receivables:
Additional structural advisory fees	55,724	55,130
Asset servicing fees	6,627	2,385
Residuals	12,237	9,960
Total service receivables	74,588	67,475

Property and equipment, net	13,504	19,929
Intangible assets, net	1,544	1,931
Other prepaid expenses	4,046	3,571
Mortgage loans held to maturity, net	8,446	9,515
Education loans held to maturity, net	3,848	—
Income taxes receivable	366	166,410
Net deferred tax asset	41,020	13,124
Other assets	5,571	6,869
Total assets	$707,984	$821,330

Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$144,953	$154,462
Education loan warehouse facility	228,900	230,137
Accounts payable and accrued expenses	24,657	21,512
Other liabilities	7,670	9,754
Total liabilities	406,180	415,865

Commitments and contingencies

Stockholders’ equity	301,804	405,465
Total liabilities and stockholders’ equity	$707,984	$821,330

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The First Marblehead Corporation and Subsidiaries

Balance Sheet Metrics

Roll-forward of Structural Advisory Fees and Residuals Receivables

(dollars in thousands)

	Three Months Ended	Six Months Ended
	December 31, 2009	December 31, 2009
Additional Structural Advisory Fees Receivable
Fair value at beginning of period	$55,469	$55,130

Cash received from trust distributions	(23)	(47)

Trust updates:
Passage of time-fair value accretion	1,583	3,329
Increase in forward LIBOR curve	3,611	1,563
(Increase) decrease in discount rate assumptions	(3,755)	3,698
Increase in timing and average default rate	(1,743)	(3,472)
Other factors, net	582	(4,477)
Net change from trust updates	278	641

Fair value at end of period	$55,724	$55,724

Residuals Receivable
Fair value at beginning of period	$10,784	$9,960

Trust updates:
Passage of time-fair value accretion	433	859
Increase in forward LIBOR curve	112	134
Decrease in discount rate assumption	—	1,176
Other factors, net	908	108
Net change from trust updates	1,453	2,277

Fair value at end of period	$12,237	$12,237

Note: Factors affecting the valuation of structural advisory fees and residuals receivables include changes, if any, to the assumptions we use in estimating the fair value of these receivables.  In light of conditions in the asset-backed securities market and our ongoing evaluation of actual trust performance, we changed certain assumptions used to determine the fair value of our service receivables at December 31, 2009.  We continue to monitor the performance of trust assets against our expectations, as well as other inputs necessary to estimate the present value of our service receivables.  We will make such additional adjustments to our estimates as we believe are necessary to value properly our receivables balances at each balance sheet date.

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (“GAAP”), the company has included in this press release  an additional financial metric, “net operating cash usage,” that was not prepared in accordance with GAAP.  Legislative and regulatory guidance discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why a non-GAAP financial metric is relevant to management and investors.

First Marblehead believes that the inclusion of the non-GAAP financial metric helps investors to gain a better understanding of the company’s quarterly results, including non-interest expenses, and quarter-end liquidity position, particularly in light of ongoing capital markets dislocations that have prevented the company from accessing the securitization markets.  Management uses the non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the company’s core operating performance and comparing such performance to that of prior periods.  The non-GAAP financial measure is also used by management in its financial and operational decision-making.

There are limitations associated with reliance on the non-GAAP financial measure because it is specific to First Marblehead’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging.  Nevertheless, by providing both GAAP and non-GAAP financial measures, the company believes that investors are able to compare the company’s GAAP results to those of other companies, while also gaining a better understanding of the company’s operating performance, consistent with management’s evaluation.

First Marblehead defines “net operating cash usage” to mean approximate cash used in operations, before tax payments.  In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss before income taxes, for the last four fiscal quarters and the first six months of fiscal 2010 and 2009 and reconciles the non-GAAP financial metric to the comparable GAAP measure:

		Three Months Ended
	December 31, 2009	September 30, 2009	June 30, 2009	March 31, 2009
	(in thousands)
Loss before income taxes	$(21,105)	$(136,716)	$(54,183)	$(205,588)
Depreciation and amortization	3,600	3,693	3,851	4,214
Stock-based compensation expense	1,499	1,540	1,468	1,587
Unrealized loss on education loans held for sale	10,688	123,926	40,049	47,584
Prepaid default prevention expense	—	—	—	3,806
Disposition of residuals	—	—	—	134,481
Cash receipts from education loans	3,134	4,738	4,342	4,692
Cash receipts from trust distributions	23	24	25	26
Interest income accruals from education loans	(4,973)	(8,127)	(8,269)	(8,547)
Residuals-trust updates	(1,453)	(824)	(2,309)	1,885
Asset servicing fees	(1,980)	(2,262)	(2,385)	—
Additional structural advisory fees-trust updates	(278)	(363)	5,691	4,063
Other	(625)	(368)	973	(1,748)
Non-GAAP net operating cash usage	$(11,470)	$(14,739)	$(10,747)	$(13,545)

	Six Months Ended
	December 31,
	2009	2008
	(in thousands)
Loss before income taxes	$(157,821)	$(291,068)
Depreciation and amortization	7,293	9,735
Stock-based compensation expense	3,039	4,230
Unrealized loss on education loans held for sale	134,614	50,530
Prepaid default prevention expense	—	5,942
Cash receipts from education loans	7,872	7,157
Cash receipts from trust distributions	47	1,504
Interest income accruals from education loans	(13,100)	(21,803)
Residuals-trust updates	(2,277)	149,238
Asset servicing fees	(4,242)	—
Additional structural advisory fees-trust updates	(641)	47,403
Other	(993)	2,337
Non-GAAP net operating cash usage	$(26,209)	$(34,795)

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© The First Marblehead Corporation